Exhibit 1.1

1,666,667 Shares

RED VIOLET, INC.

Common Stock

UNDERWRITING AGREEMENT

August 5, 2026

Raymond James & Associates, Inc.

Needham & Company, LLC

As representatives of the several underwriters

listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 10177

Ladies and Gentlemen:

Red Violet, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 1,666,667 shares of its common stock, par value $0.001 per share (the “Common Stock”). Such aggregate of 1,666,667 shares to be purchased from the Company by the Underwriters are called the “Firm Shares.” In addition, the Company has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 250,000 shares of Common Stock (the “Additional Shares”) as provided in Section 2.2 hereof. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.” Raymond James & Associates, Inc. and Needham & Company, LLC are acting as the representatives of the Underwriters and in such capacity are referred to in this agreement (the “Agreement”) as the “Representatives” or “you.” The Company and the Underwriters are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

The Company wishes to confirm as follows its agreement with you and the Underwriters in connection with the several purchases of the Shares from the Company.

1.
Representations and Warranties of the Company.

1.1.
Representations and Warranties of the Company.

1.1.1.
The Company hereby represents and warrants on the date hereof, and shall be deemed to represent and warrant on the Closing Date (as defined hereinafter), any Additional Closing Date (as defined hereinafter) and any other date as specified hereinafter or as the context may require, to each Underwriter, that:

(a)
A shelf registration statement on Form S-3 (File No. 333-291649), including a base prospectus (the “Base Prospectus”) relating to an offering and sale of the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder; (ii) has been filed with the Securities and Exchange Commission (the “Commission”) under the Act; and (iii) has been declared effective under the Act. The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. The proposed offering of the Shares may be made pursuant to General Instruction I.B.1 of Form S-3. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. As used in this Agreement:

(i)
“Applicable Time” means 7:35 P.M. (New York City time) on August 5, 2026;
(ii)
“Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act);
(iii)
“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Act), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);
(iv)
“Preliminary Prospectus” means the Base Prospectus, as supplemented by a preliminary prospectus supplement, if any, relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act;
(v)
“Prospectus” means the Base Prospectus, as supplemented by a final prospectus supplement relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Act, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act;
(vi)
“Registration Statement” means such registration statement, as amended, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Act to be part of such registration statement as of such effective date;
(vii)
“Rule 462(b) Registration Statement” means any registration statement filed by the Company with the Commission to register Additional Shares pursuant to Rule 462(b) under the Act;
(viii)
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act;
(ix)
“Time of Sale Information” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Act; and
(x)
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Prospectus or any amendment or supplement thereto.

(b)
The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with, the consent of the Representative, with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II(b) hereto.

(c)
On each of the (i) the date on which it is filed, (ii) the Closing Date and (iii) any Additional Closing Date, (a) the Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and (b) no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)
The Company was not at the time of initial filing of the Registration Statement, and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, is not on the date hereof and will not be on the applicable Delivery Date (as defined hereinafter), an “ineligible issuer” (as defined in Rule 405 under the Act).

(e)
At the respective times the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Delivery Date to the requirements of the Act and the rules and regulations thereunder.

(f)
The Registration Statement did not, as of the applicable effective date of each part of such Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(g)
The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(h)
The Time of Sale Information did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10.

(i)
Each Issuer Free Writing Prospectus listed in Schedule II(a) hereto, when taken together with the Time of Sale Information, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II(a) hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in 6.10.

(j)
No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule II(b) hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.10. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(k)
Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The

Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering will not be required to be filed pursuant to the Act and the rules and regulations thereunder.

(l)
All of the information provided to the Representatives or to counsel for the Representatives by the Company, its counsel and its officers and directors in connection with the offering is true, complete, correct and compliant in all material respects with the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules, and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct in all material respects. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

(m)
Other than the Registration Statement, the Time of Sale Information, each Preliminary Prospectus and any Prospectus, the Company (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the offering.

(n)
On each of (i) the date thereof, (ii) the Closing Date and (iii) any Additional Closing Date: (A) the authorized, issued and outstanding capital stock of the Company is as set forth or incorporated by references in the Registration Statement, the Time of Sale Information and the Prospectus (except for subsequent issuances, if any, pursuant to stock plans); (B) all the outstanding shares of Common Stock (including, for the avoidance of doubt, the Shares to be issued and sold to the Underwriters by the Company hereunder) have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive or similar right that entitles or may entitle any person to acquire any Shares upon the issuance thereof by the Company; (C) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries are a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, any such shares of Common Stock; and (D) the Common Stock conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) and such descriptions accurately represent the rights set forth in the instruments defining the same.

(o)
Each of the Company and its Subsidiaries (as defined below) is (i) duly incorporated or organized and validly existing as a corporation, limited liability company or other organization and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(p)
The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly through one or more of the other Subsidiaries, by the Company, free and clear of any encumbrances. The Company does not have any Subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Company’s most recently filed Annual Report on Form 10-K (the “Subsidiaries”).

(q)
There are no legal, governmental or regulatory proceedings pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or to which the Company or its Subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not disclosed as required. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There is no such action, suit, inquiry, proceeding or investigation against any current or, to the knowledge of the Company, former director or officer of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has, or is reasonably likely to have, an indemnification obligation.

(r)
There are no Existing Instruments (as defined in Section 1.1.1(s) hereof) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties may be bound, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not fairly summarized or disclosed in all material respects, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act. All such Existing Instruments have been duly and validly authorized, executed and delivered by the Company or the applicable Subsidiary, constitute valid and binding agreements of the Company or the applicable Subsidiary and are enforceable against the Company or the applicable Subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such Existing Instruments.

(s)
Neither the Company nor any of its Subsidiaries is (i) in violation of (A) its certificate of incorporation, bylaws or other organizational documents, (B) any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state, local or foreign court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries, the violation of which would have a Material Adverse Effect, or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, lease, mortgage, deed of trust or other instrument (each, an “Existing Instrument”) to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound which default would have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(t)
The Company has all requisite power and authority to enter into this Agreement and to offer, issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(u)
The Company and its Subsidiaries (i) have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its Subsidiaries, (ii) used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, (iii) maintain information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases that are adequate for, and operate and perform, in all material respects as reasonably required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (iv) materially complied with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ collection, use, processing, storage, transfer, disposal or disclosure of personal information, (v) have and are in material compliance with any legally required privacy policies regarding the collection, use, processing, storage, transfer and disposal of personal information in connection with the operation of their businesses and (vi) established and implemented policies, programs and procedures, including administrative, technical and physical safeguards, designed to protect the confidentiality, integrity and security of personal information in their possession, custody or control, or otherwise held or processed on their behalf, except in the case of each of item (iii), (iv), (v) and (vi) hereabove where the failure to do so would not have a Material Adverse Effect.

(v)
To the knowledge of the Company, there has been no security breach or incident (as that term is defined under applicable data breach modification laws), unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, confidential or proprietary data and databases (including such data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (i) except for those that have been remedied without cost or liability; (ii) except as has not been, or would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its Subsidiaries, taken as a whole, have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(w)
None of the offering, issuance, sale or delivery of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company or the compliance by the Company with all provisions hereof, nor the consummation by the Company of the transactions contemplated hereby (including in particular the application of the proceeds of the offering and sale as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus) (A) require (i) the approval of any stockholders, members, partners or other securityholders or any Permit (as defined in Section 1.1.1(pp) hereof) (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the Nasdaq Stock Market (“Nasdaq”), the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (B) nor do they or will they, whether with or without the giving of notice or passage of time or both, (i) conflict with, or constitute a breach of, or a default under, the Company’s certificate of incorporation, bylaws or other organizational documents or any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, (ii) violate any existing statute, law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties or (iii) result in a breach of, or default under, or result in the creation or imposition of any encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties may be bound, except for such conflicts, breaches, defaults or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(x)
No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(y)
Grant Thornton LLP, the certified public accountants (the “Accountants”) who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to the Company and its Subsidiaries and as required by the Act and the Exchange Act.

(z)
Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of Common Stock or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding Common Stock or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Company.

(aa)
All offers and sales of the Common Stock or other securities prior to the date hereof were made in compliance with the requirements of, or were the subject of an available exemption from, the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitations.

(bb)
The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.

(cc)
The Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(dd)
The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any of its Subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any such default that would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited that would, individually or in the aggregate, have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. All stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company hereunder are fully paid by the Company and all laws imposing such taxes have been complied with.

(ee)
(i) There are no transactions between the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates, officers, directors or securityholders, on the other hand, that are required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) no relationship, direct or indirect, exists between the Company or any of its Subsidiaries, on the one hand, and their respective Affiliates (as defined hereinafter), directors, officers, securityholders, customers or suppliers, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(ff)
On each of (i) the Closing Date, (ii) any Additional Closing Date and (iii) after giving effect to the offering and sale of the Shares and the application of proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Subsidiaries qualifies as an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act (as defined hereinafter).

(gg)
Neither the issuance, sale and delivery of Shares nor the application of the proceeds thereof by the Company, in each case, as described in the Registration Statement, the Time of Sale Information and the Prospectus, violates Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh)
The statements set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Description of Capital Stock” and “Underwriting”, insofar as they purport to summarize the provisions of the laws, regulations, agreements, documents or legal or governmental proceedings referred to therein, are accurate summaries of such laws, regulations, agreements, documents or proceedings in all material respects. The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(ii)
No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

(jj)
Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk)
The Company has procured lock-up agreements duly executed by each executive officer and director of the Company set forth on Schedule III hereto (the “Lock-Up Agreements”).

(ll)
The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Representatives.

(mm)
The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be accurate and reliable in all material respects.

(nn)
No “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)
Each of the Company and its Subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement, the Time of Sale Information and the Prospectus as being owned by it, free and clear of any encumbrances, except (i) such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(pp)
Each of the Company and its Subsidiaries has any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

(qq)
The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Time of Sale Information, the Prospectus and the Registration Statement present fairly in all material respects (i) the financial condition of the Company and its consolidated Subsidiaries as of the dates therein indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments) and comply in all material respects with Regulation S-X. There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Information and the Prospectus; the financial and statistical information and data set forth in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)
The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto.

(ss)
Each of the Company and its Subsidiaries has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) complying with the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s and its Subsidiaries’ ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s and its Subsidiaries’ internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company and its Subsidiaries have made all certifications required by the Sarbanes-Oxley Act of 2002 (together with any rules and regulations promulgated by the Commission and Nasdaq thereunder, the “Sarbanes-Oxley Act”), and the statements contained in each such certification are complete and correct; the Company and its Subsidiaries are, and the Company and its Subsidiaries’ have taken all necessary actions to ensure that their respective directors and officers in their capacities as such are, each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(tt)
The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act.

(uu)
Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations of the Commission thereunder, the “Foreign Corrupt Practices Act”) including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company, its Subsidiaries and, to the knowledge of the Company, their respective Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act.
(i)
Neither the Company nor its Subsidiary, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent, affiliate, representative, or other person acting on behalf of the Company or its Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria (prior to July 1, 2025)).
(ii)
The Company will not, directly or indirectly, use the net proceeds from the issuance of the Shares hereunder, or lend, contribute or otherwise make available such net proceeds to its Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including the Representatives).
(iii)
Since April 24, 2019, the Company and its Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(vv)
The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of (a) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (b) the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (c) the applicable money laundering statutes of all jurisdictions, (d) the rules and regulations under items (a), (b) and (c) and (e) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (together, the “AML Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to any AML Law is pending or, to the knowledge of the Company, threatened.

(ww)
No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its Subsidiaries plans to terminate employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws concerning the employees of the Company or any of its Subsidiaries.

(xx)
The Company and its Subsidiaries are, and at all times prior hereto were, (i) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (ii) have received and maintain all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permit, except where such noncompliance with Environmental Laws, failure to receive a required Permit or failure to comply with the terms and conditions of such Permit would not, individually or in the aggregate, have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under Environmental Laws. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its Subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect, and the Company and its Subsidiaries do not anticipate such costs or liabilities. For the purpose of this Section 1.1.1(xx), “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health and safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(yy)
Each of the Company and its Subsidiaries (i) owns and has full right, title and interest in and to, or has valid licenses to use, each Intellectual Property Right under which the Company and its Subsidiaries conduct all or any material part of its business, and (ii) none of the Company or its Subsidiaries has created any encumbrance on, or granted any right or license with respect to, any such Intellectual Property Right except, in the case of (i) and/or (ii), where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and will not have a Material Adverse Effect; there is no claim pending, or to the knowledge of the Company, threatened against the Company or its Subsidiaries with respect to any Intellectual Property Right, except for any such claim that has not had and would not reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries have not received notice or otherwise become aware that any Intellectual Property Right that it uses or has used in the conduct of its business infringes upon, misappropriates, or conflicts with the rights of any third party. All trademark applications and registrations owned by the Company and its Subsidiaries have been duly and properly filed and maintained, and there are no material defects in any such trademark filings. The Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property Right, including the execution of appropriate nondisclosure and confidentiality agreements, and the Company has complied in all material respects with the terms of each agreement pursuant to which the Company Intellectual Property Right has been licensed to the Company, and, to the Company’s knowledge, all such agreements are in full force and effect. Neither the Company nor any of its Subsidiaries has become aware that any Intellectual Property Right that it uses or has used in the conduct of its business (i) infringes upon, misappropriates or conflicts with the rights of, any third party or (ii) is infringed upon, misappropriated or violated by, any third party. For the purpose of this Section 1.1.1(yy), “Intellectual Property Right” means any (a) trade name, trademark, and service mark, including registrations and applications for registration thereof and goodwill associated therewith, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.

(zz)
Neither the Company nor any of its Subsidiaries are a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its Subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(aaa)
The description of any equity award or purchase plans and stock options granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries, and any other rights granted and exercised thereunder, set forth in the Registration Statement, the Time of Sale Information and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, options and rights.

(bbb)
Each “employee benefit plan” (as defined under Section 3(3) of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”)) established or maintained by the Company or its Subsidiaries existing on the date hereof (excluding any "multiemployer plan" as such term is defined under Section 3(37) of ERISA) (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all material respects with ERISA, the Code and all other applicable state and federal laws and regulations. No “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Employee Plans (unless notice has been waived under applicable regulations). No failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred. No Employee Plan, if such Employee Plan was terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA) except as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification. Except as would not reasonably be expected to result in a Material Adverse Effect, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member.

(ccc)
The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable and adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(ddd)
The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer or sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the one hundred eighty (180)-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than as described in the Time of Sale Information and the Prospectus.

1.1.2.
Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters, including without limitation the certificate referred to under Section 7.1.9 hereof, shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth in Section 1.1.1.

2.
Agreements to Sell and Purchase.

2.1.
Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Firm Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1.1.1 and 4.1 hereof and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $57.00 per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

2.2.
The Company hereby also agrees to issue and sell the Additional Shares to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the Company contained in Sections 1.1.1 and 4.1 hereof and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Company in whole or in part the Additional Shares at the Purchase Price Per Share less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not on the Additional Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriter as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares. The option to purchase Additional Shares may be exercised at any time within thirty (30) days after the date of the Prospectus, but no more than once.

3.
Terms of Public Offering; Delivery of the Shares and Payment Therefor.

3.1.
The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any of their respective “affiliates” (as defined in Rule 405 under the Act) (the “Affiliates”).

3.2.
Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on August 7, 2026, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on August 12, 2026 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company.

3.3.
Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from the Representatives to the Company, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between you and the Company. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date”.

3.4.
The Shares and any Additional Shares to be purchased hereunder shall be delivered to you through DTC on the Closing Date or any Additional Closing Date, as the case may be, against payment of the aggregate Purchase Price Per Share for the Shares sold hereunder by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or any such Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.

3.5.
It is understood that the Representatives have been authorized, for their own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Share for the Shares that the Underwriters have agreed to purchase. Raymond James & Associates, Inc., individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

3.6.
Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, in such quantities and at such places as the Representatives shall request.

4.
Covenants and Agreements of the Company.

4.1.
Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

(a)
The Company will use its reasonable best efforts to (i) keep the Registration Statement and any amendments thereto effective and (ii) prevent the issuance of any order described in Section 4.1(b)(v) hereof;

(b)
The Company will advise you promptly and, if requested by you, will confirm such advice in writing:
(i)
the time and date of any filing of any amendment or supplement to the Registration Statement, any Prospectus and any Issuer Free Writing Prospectus;

(ii)
if Rule 430B under the Act is employed, the time and date of filing of the Prospectus pursuant to Rule 424(b) under the Act;
(iii)
the time and date of filing of any Rule 462(b) Registration Statement;
(iv)
of (x) the receipt of any comments of the Commission, (y) any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or any Prospectus or (z) any request by the Commission for additional information;
(v)
of (y) the issuance by the Commission or any other government or regulatory authority of any stop order suspending the effectiveness of the Registration Statement, suspending the qualification of the Shares for offering or sale in any jurisdiction, or preventing or suspending the use of the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or (z) the initiation or, to the knowledge of the Company, threatening, of any proceeding for the purpose of any order referred to under item (y) or initiated pursuant to Section 8A of the Act; and
(vi)
within the Prospectus Delivery Period (as defined in Section 4.1(j) hereof), of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law;

(c)
If at any time the Commission or any other government or regulatory authority shall issue any stop order as referred to under Section 4.1(b)(v), the Company will make commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d)
The Company will provide the Underwriters with copies of the form of any Prospectus, in such number as the Underwriters may reasonably request, and file such Prospectus with the Commission in accordance with, and within the time period specified by, Rule 424(b) and Rule 430B under the Act before the close of business on the second business day immediately following the date hereof;

(e)
The Company will furnish to you, without charge, (i) two (2) signed duplicate originals of the Registration Statement and any amendment thereto, including financial statements and all exhibits thereto, and (ii) such number of conformed copies of the Registration Statement, any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request;

(f)
The Company will promptly prepare and file with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may be (i) in the judgment of the Company or the Representative, required (y) to comply with the Act or any other law or (z) in relation to Section 1.1.1(a) hereof or (ii) requested by the Commission;

(g)
Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Prospectus, (y) any Rule 462(b) Registration Statement or (z) any amendment or supplement to the Registration Statement or the Prospectus or (iii) distributing any amendment or supplement to the Time of Sale Information or the Prospectus, the Company will furnish to the Representatives and counsel to the Underwriters a copy of the such proposed document for review and will not use, authorize, refer to, distribute or file any such document to the extent that (A) the Representatives objects thereto in a timely manner and (B) it is not in compliance with the Act or any other law;

(h)
During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act;

(i)
The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission, pursuant to Rule 433(d) under the Act, a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such action, be required to be filed by the Company under Rule 433(d);

(j)
The Company will, pursuant to reasonable procedures developed in good faith, retain any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or any Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will (x) notify you, (y) prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance and (z) upon your request, file such amended or supplemented Issuer Free Writing Prospectus with the Commission if such Issuer Free Writing Prospectus is required to be filed with the Commission;

(k)
As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with the offering and sale of the Shares by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request;

(l)
The Company consents to the use of each Preliminary Prospectus, any Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered and/or sold by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering and sale of the Shares and for the Prospectus Delivery Period. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 4.1(a) hereof, file with the Commission and use its reasonable best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested such Prospectus, without charge, a reasonable number of copies thereof;

(m)
The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject.;
(n)
The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

(o)
The Company will make generally available to its securityholders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve (12)-month period commencing after the date of this Agreement and ending not later than fifteen (15) months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act; provided that the Company will be deemed to have furnished such statement to its securityholders to the extent such statement has been filed on EDGAR;

(p)
The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus;

(q)
For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly:
(i)
offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, any shares of Common Stock (except for (A) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (1) such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days after the date of this Agreement, (2) any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (3) the aggregate number of shares of Common Stock issued pursuant to this clause (A) shall not exceed 2.5% of the total number of outstanding shares of Common Stock immediately prior to the issuance and sale of the Shares pursuant hereto; and (B) the issuance of shares pursuant to the Company’s existing stock incentive plan as described in the Registration Statement, the General Disclosure Package and the Prospectus. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into, or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise;
(ii)
enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any shares of Common Stock, whether any such transaction is to be settled by delivery of any shares of Common Stock or other securities, in cash or otherwise;
(iii)
file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into, exercisable or exchangeable for, any shares of Common Stock or any other securities of the Company (other than a registration statement on Form S-8 with respect to any stock plans described in the Registration Statement, the Time of Sale Information and the Prospectus); or
(iv)
publicly disclose the intention to take any of the actions described under Sections 4.1(q)(i), 4.1(q)(ii) or 4.1(q)(iii), in each case without the prior written consent of the Representatives.

(r)
The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(s)
The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(t)
The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(u)
The Company will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

(v)
Neither the Company nor any of its Subsidiaries shall invest or otherwise use the proceeds received from the sale of the Shares in such manner as it would qualify as an “investment company” or an “affiliated person” of, or “promoter”, “principal investor” or “principal underwriter” for, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).

(w)
During the Lock-up Period, the Company will enforce the Lock-Up Agreements. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, the Lock-Up Agreements.

5.
Expenses.

5.1.
Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus) and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus), the Blue Sky memoranda, this Agreement, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 4.1(l) hereof, all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; provided, that the Company shall only be required to pay such fees and expenses of counsel to the Underwriters incurred in relation to subsections (iii) and (iv) in an amount that is not greater than $35,000 in the aggregate; (v) the fees and expenses associated with listing the Shares on Nasdaq; (vi) the costs and charges of any transfer agent or registrar; (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; and (ix) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “road show” for the offering contemplated hereby; provided, that, except as provided in this Section 5.1, the Representatives shall pay their own costs and expenses, including the fees and disbursements of their counsel.

5.2.
If this Agreement shall terminate or shall be terminated after execution pursuant to Section 7 or Section 10.1 hereof (except, in each case if the condition not fulfilled is the condition set forth in Section 7.1.13 , the Company agrees to reimburse you and the Underwriters for all out-of-pocket expenses (including reasonable travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

5.3.
Except as provided in this Section 5 and in Section 6 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6.
Indemnification and Contribution.

6.1.
Subject to the limitations in this Section 6, the Company agrees to indemnify and hold harmless each Underwriter, the Affiliates, directors, officers, employees and agents thereof and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all documented losses, claims, damages, liabilities and out-of-pocket expenses, including reasonable costs of investigation and reasonable and documented attorneys’ fees and expenses (collectively, the “Damages”), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith and shall reimburse each indemnified party promptly upon demand for any and all expenses reasonably incurred by such indemnified party (including the fees and disbursements of counsel) in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 6 shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of such Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in such Preliminary Prospectus was corrected in the Time of Sale Information. The indemnification provided in this Section 6 shall be in addition to any liability that the Company may otherwise have.

6.2.
[Reserved].

6.3.
If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought by any third party against any Underwriter or any person controlling any Underwriter (each, an “Indemnified Party” and together, the “Indemnified Parties”) and (ii) indemnity may be sought against the Company pursuant to Section 6.1 (each, an “Indemnifying Party” and together, the “Indemnifying Parties”) in respect of such action, suit, proceeding or claim, (a) the Indemnified Party(ies) shall promptly notify in writing the Indemnifying Party(ies), and (b) such Indemnifying Party shall assume the defense of the Indemnified Party(ies), including the employment of counsel reasonably acceptable thereto and the payment of all reasonable and documented fees of and expenses incurred by such counsel, provided that (y) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (z) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have to any Indemnified Party otherwise than under this Section 6. The Indemnified Party(ies) shall have the right to employ separate counsel in any such action, suit, proceeding or claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the Indemnifying Party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Party(ies) or (iii) the named parties to any such action, suit, proceeding or claim (including any impleaded parties) include both the Indemnified Party(ies) and the Indemnifying Party(ies), and the Indemnified Party(ies) shall have been advised by its (their) counsel that one or more legal defenses may be available to it that may not be available to the Indemnified Party(ies), or that representation of the Indemnified Party(ies) and the Indemnifying Party(ies) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party(ies) shall not have the right to assume the defense of such action, suit, proceeding or claim on behalf of the Indemnified Party(ies) but the Indemnifying Party(ies) shall not be liable for the fees and expenses of more than one counsel for all Indemnified Parties). Any such own counsel for (i) any Underwriter, the Affiliates, directors, officers, employees and agents thereof, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Representatives; and (ii) the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Company. The Indemnifying Party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit, proceeding or claim, the Indemnifying Party(s) agree(s) to indemnify and hold harmless any Indemnified Party from and against any Damages by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 6.1 hereof.

6.4.
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the several indemnity from the Company to each Underwriter set forth in Section 6.1 hereof, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, which information is specified in Section 6.10. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus (including any Issuer Free Writing Prospectus), or any amendment or supplement thereto, and (ii) indemnity may be sought jointly and severally against any Underwriter pursuant to this Agreement in respect of such action, suit, proceeding or claim, such Underwriter shall have the rights and duties given to the Company by Section 6.1 (except that, if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel in such action, suit, proceeding or claim and participate in the defense of the Company, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, any of its directors, any of its officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 6.1.

6.5.
In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any current or threatened claim, action, suit or proceeding in respect of which an indemnification may be sought under Section 6.1 hereof (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless (i) such settlement, compromise or consent includes an unconditional release of all Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in form and substance reasonably satisfactory thereto, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Underwriters and any such controlling person. Notwithstanding the foregoing, if at any time any Underwriter (or any such controlling person) shall have requested the Company to reimburse such Underwriter (or controlling person) for any fees and expenses of counsel as contemplated by Section 6.3 hereof, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than sixty (60) days after receipt by the Company of the aforesaid request, (b) the Company shall not have reimbursed such Underwriter (or controlling person) in accordance with such request, or shall not have disputed in good faith such Underwriter’s (or controlling person’s) entitlement to such reimbursement, prior to the date of such settlement and (c) such Underwriter (or controlling person) shall have given the Company at least sixty (60) days’ prior notice of its intention to settle.

6.6.
If the indemnification provided for in this Section 6 is unavailable or insufficient for any reason whatsoever to an Indemnified Party in respect of any Damages referred to herein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering and the sale of the Additional Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.7.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.6 hereof. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 6.6 hereof shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any claim, action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 9 hereof) and not joint. For purposes of this Section 6.7, (i) each Affiliate, director, officer, employee and agent of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director and officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

6.8.
Notwithstanding Section 6.3 hereof, any Damages for which an Indemnified Party is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Party to the Indemnified Party as Damages are incurred after receipt of reasonably itemized invoices therefor.

6.9.
A successor to any Underwriter or the Company, the respective directors or officers of any Underwriters or the Company or any person controlling any Underwriters or the Company as referred to in this Section 6 shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6. The term “successors” as used herein, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

6.10.
The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication or in any amendment or supplement thereto.

7.
Conditions of Underwriters’ Obligations.

7.1.
The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions which shall be fulfilled on each of the Closing Date and any Additional Closing Date (unless otherwise provided hereinafter or as the context may require):

7.1.1.
Certain Filings. The Prospectus shall have been timely filed with the Commission in accordance with Section 4.1(b)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement.

7.1.2.
No Material Untrue Statements of Omissions. No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Cooley LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, provided that the Company shall have a reasonable opportunity to correct any such untrue statement or omission by filing an amendment or supplement before the Underwriters may terminate under this Section 7.

7.1.3.
Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

7.1.4.
No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there shall not have been (i) any change in the authorized or outstanding Common Stock (other than the issuance of shares of Common Stock upon vesting, settlement or delivery of equity awards disclosed as outstanding in the Registration Statement, the Time of Sale Information and the Prospectus) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) a material loss or interference with its business or properties from fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) that had or could reasonably be expected to have a Material Adverse Effect sustained by the Company or any of its Subsidiaries, (iii) any unpaid or declared dividends or other distributions with respect to the capital stock of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, (iv) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which is, individually or in the aggregate, in the judgement of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, (v) default under the terms of any class of Common Stock or any outstanding debt obligations of the Company or any of its Subsidiaries, (vi) any legal, governmental, regulatory or administrative action, suit, inquiry, proceeding or investigation against or involving the Company, any of its Subsidiaries or any of their respective properties that is material to the Company or any such Subsidiary or that could reasonably be expected, individually or in the aggregate, to prevent or affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, either instituted or threatened, and, to the knowledge of the Company, there shall be no reasonable basis for any such action, suit, inquiry, proceeding or investigation, (vii) any material change, or any development involving or that may reasonably be expected to result in a material change, in the condition (financial or otherwise), business, management, properties, net worth, results of operations or prospects of the Company or any of its Subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby and (viii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, no material liabilities, obligations or transaction, whether indirect, direct or contingent, that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in its future earnings shall have been incurred or entered into by the Company or any of its Subsidiaries.

7.1.5.
Absence of Legal Impediment. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the issuance, sale or delivery of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance, sale or delivery of the Shares.

7.1.6.
Opinions and 10b-5 Letters of Counsel to the Company.

(a)
You shall have received the opinions and 10b-5 letter, each dated the Closing Date or any Additional Closing Date, as the case may be, satisfactory in form and substance to counsel for Underwriters, from Akerman LLP, counsel to the Company.

(b)
In rendering such opinions, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and any Additional Closing Date.

7.1.7.
Underwriters’ Counsel Opinion and 10b-5 Letter. You shall have received an opinion and 10b-5 letter of Cooley LLP, as counsel for the Underwriters, dated the Closing Date or any Additional Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and such counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

7.1.8.
Accountants’ Comfort Letters. On the date of the Prospectus, the Representatives shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Delivery Date, as the case may be.

7.1.9.
Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(a)
That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(b)
That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(c)
That they have examined the Registration Statement, the Prospectus and the Time of Sale Information, and, in their opinion, (A) (1) the Registration Statement, as of the date of the Prospectus, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Information, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the date of the Prospectus, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(d)
To the effect of Section 7.1.12 (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7.1.13.

7.1.10.
Chief Financial Officer Certificate. On the date of the Prospectus and on each Delivery Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

7.1.11.
Secretary Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, dated such Delivery Date, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

7.1.12.
Reserved.

7.1.13.
No Other Material Adverse Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i)(A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

7.1.14.
Nasdaq Listing. The Shares shall have been approved for listing on Nasdaq, subject to notice of issuance.

7.1.15.
FINRA Matters. At or prior to the effective date of the Registration Statement, if a filing has been made with FINRA, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the Offering contemplated hereby.

7.1.16.
Good Standing Certificates. You shall have received satisfactory evidence, as of the Closing Date and any Additional Closing Date, of the good standing of the Company and each of the Subsidiaries in their respective jurisdictions of organization in writing from the appropriate governmental authorities of such jurisdictions.

7.1.17.
The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

7.2.
All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

7.3.
If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by electronic submission at or prior to such Closing Date or any relevant Additional Closing Date, but you shall be entitled to waive any of such conditions.

8.
Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the Parties in accordance with Section 20 hereof and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 5 and 6 shall at all times be effective as from the execution and delivery of this Agreement by the Parties.

9.
Defaulting Underwriters.

9.1.
If (a) any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder and (b) the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Firm Shares (including after giving effect to any arrangements between you and the Company for the purchase of the Firm Shares as referred to under Section 9.2 hereof), each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.

9.2.
If (a) any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares, (b) the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Shares and (c) arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within forty-eight (48) hours after such default, either you or the Company shall have the right to:
(i)
terminate this Agreement without any liability on the part of any non-defaulting Underwriter or, except as provided in Sections 5 and 6 hereof, the Company; or
(ii)
postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.

9.3.
Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default thereof under this Agreement.

10.
Termination of Agreement.

10.1.
The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 7.1.12 and 7.1.13 shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

10.2.
Notice of such cancellation shall be promptly given to the Company and its counsel by electronic submission or telephone and shall be subsequently confirmed by letter.

11.
Surviving provisions. The provisions of Sections 5 and 6 hereof and the representations and warranties of the Company set forth in Sections 1.1.1 of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Company, the Affiliates of any Underwriters, the respective directors or officers of any Underwriters or the Company or each person, if any, who controls any Underwriter or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement for any reason whatsoever.

12.
Miscellaneous. Except as otherwise provided in Sections 4, 7.3 and 10.2 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

12.1.
to the Company, to the following address:

Red Violet, Inc.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

Attention: Derek Dubner and Joshua Weingard, Esq.

Email:

with a copy to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

Attention: Christina C. Russo, Esq.

Facsimile: (305) 349-4662

Email: christina.russo@akerman.com

12.2.
to the Underwriters, to the following address:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel, GEIB; with copy to

Needham & Company, LLC

250 Park Avenue

New York, NY 10177

Attention: Salvatore Merlino, Chief Compliance Officer

Email:

with a copy to:

Cooley LLP

110 North Wacker

Chicago, Illinois 60606

Attention: Christina T. Roupas

Facsimile: (312) 881-6670

Email: croupas@cooley.com

13.
Benefit. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and any other Indemnified Party referred to in Section 6 hereof. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein.

14.
Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

15.
Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.
Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the preparation of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication, the purchase and sale of the Shares and the conduct of the offering contemplated hereby.

17.
Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

18.
Applicable Law and Waiver of Jury Trial.

18.1.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

18.2.
The Parties irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the transaction contemplated herein. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum. In the event any action, suit or proceeding is instituted between or among the Parties in connection with any dispute relating to this Agreement or the transaction contemplated herein, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including those incurred on appeal, in addition to any other relief to which it may be entitled. For purposes of this Section 18.2, “prevailing party” means the party that substantially obtains or defeats the relief sought, whether by settlement, judgment or otherwise.

18.3.
TO THE EXTENT PERMITTED BY LAW, Each of THE COMPANY AND THE UNDERWRITERS VOLUNTARILY AND IRREVOCABLY waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of THIS AGREEMENT.

19.
Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.
No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Company in connection with the offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares, and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriters based on discussions and arm’s length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering and sale of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Shares and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

21.
Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division. The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock or any other securities of the Company.

22.
Recognition of the U.S. Special Resolution Regimes.

22.1.
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

22.2.
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

22.3.
For purposes of this Section 22, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (a) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (b) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (c) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank – Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

RED VIOLET, INC.

/s/ Derek Dubner

Name: Derek Dubner

Title: Chief Executive Officer

CONFIRMED as of the date first above

mentioned, on behalf of the Representatives

and the Underwriters.

RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ Geoff Tobin

Authorized Representative

NEEDHAM & COMPANY, LLC

By: /s/ Matthew Castrovince

Authorized Representative

[Signature Page to Underwriting Agreement]

Schedule I

Underwriters

Name:	Number of Firm Shares	Number of Additional Shares
Raymond James & Associates, Inc.	750,000	112,500
Needham & Company, LLC	666,667	100,000
B. Riley Securities, Inc.	166,667	25,000
Craig-Hallum Capital Group LLC	83,333	12,500
Total	1,666,667	250,000

Sch. I-1

Schedule II

(a)
Issuer Free Writing Prospectuses

None.

(b)
Written Testing-the-Waters Communications

None.

(c)
Pricing Information

1,666,667 Firm Shares of Common Stock

250,000 Additional Shares of Common Stock Potentially Issuable Pursuant to the Option to Purchase Additional Shares

$60.00 per Firm Share of Common Stock

$60.00 per Additional Share of Common Stock

(d)
Underwriting Discounts and Commissions: 5.00%
(e)
Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $95,000,019.00

Sch. II-1

Schedule III

Persons Subject to Lock-up

Derek Dubner

Steven D. Rubin

Lisa Stanton

Greg Strakosch

William Livek

James Reilly

Daniel MacLachlan

Jeffrey Dell

Sch. III-1

EXHIBIT A

Form of Lock-up Agreement

_______, 2026

Red Violet, Inc.

2650 North Military Trail, Suite 300

Boca Raton, FL 33431

RAYMOND JAMES & ASSOCIATES, INC.

NEEDHAM & COMPANY, LLC

As Representatives (as defined herein)

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

c/o Needham & Company, LLC

250 Park Avenue

New York, NY 10177

Re: Red Violet, Inc. - Restriction on Stock Sales

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Red Violet, Inc., a Delaware corporation (the “Company”), as issuer, and Raymond James & Associates, Inc. and Needham & Company, LLC, as representatives of the Underwriters as named and defined therein (the “Representatives” or “you”).

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the Shares, as described in and contemplated by the Registration Statement (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director of the Company that the Company complete the proposed Offering.

The undersigned further recognizes that the Common Stock and/or other securities (together, the “Company Securities”) held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) of any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Act and the Exchange Act, for a period commencing on the date hereof and ending 60 days after the date of the Prospectus, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives, (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the Disposition of any of the Lock-Up Securities held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any offering by the Company, including under the Registration Statement, during the Lock-Up Period or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

The foregoing paragraph shall not apply to:

(a) transaction relating to Lock-Up Securities or other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be required or shall be voluntarily made in connection with such transaction,

(b) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (i) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or Disposition prior to the expiration of the Lock-Up Period (other than a required Form 4 filing) and (ii) the undersigned notifies the Representatives at least two business days prior to the proposed transfer or Disposition,

(c) the vesting or settlement of restricted stock units or other equity awards outstanding on the date hereof, including equity awards for which delivery has been deferred, and any transfer to the Company for the payment of tax withholdings due as a result of such vesting or settlement, by way of net share settlement; provided, that the restrictions shall apply to any Lock-Up Securities issued upon such vesting or settlement that are not withheld by the Company to satisfy tax withholding obligations; provided further, that any filing under Section 16 of the Exchange Act made in connection with such vesting or settlement shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in this clause (c) and (ii) no shares were sold by the reporting person and that shares were withheld solely to satisfy tax withholding obligations,

(d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Company Securities or securities convertible into, or exchangeable or exercisable for, Company Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, any required public disclosure, announcement or filing under the Exchange Act made by the Company or any person regarding the establishment or amendment of a Rule 10b5-1 Plan during the Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of this lock-up agreement, and no public announcement, report or filing under the Exchange Act, or any other public filing or, report or announcement, shall be voluntarily made regarding the establishment or amendment of such plan during the Lock-Up Period,

(e) any private, non-public demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s Common Stock, provided that no transfer of the undersigned’s Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Stock during the Lock-Up Period,

(f) transfers pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency,

(g) transfers by will, other testamentary document or intestate succession upon the death of the undersigned,

(h) transfers for estate planning purposes or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(i) as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation, or

Annex II-2

(j) to the Company in satisfaction of any tax withholding obligation,

provided that in the case of clauses (b), (f)-(i), the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each transferee. Notwithstanding the foregoing, (i) in the case of clauses (b), and (e)-(i), any such transfer shall not involve a disposition for value and (ii) in the case of clauses (b)-(j) above, if any filing under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate by footnote disclosure or otherwise the nature of the transfer or disposition, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Furthermore, no provision in this letter agreement shall be deemed to restrict or prohibit (i) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company; provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (i) and (ii) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company approved by the Company’s board of directors; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter agreement.

It is understood that, if (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (iii) the Underwriting Agreement is not executed on or before August 10, 2026, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Common Stock at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. ww.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. The undersigned irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this letter agreement. To the fullest extent permitted by applicable law, the undersigned irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum. In the event any action, suit or proceeding is instituted in connection with any dispute relating to this letter agreement or, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including those incurred on appeal, in addition to any other relief to which it may be entitled. For purposes of this Section, “prevailing party” means the party that substantially obtains or defeats the relief sought, whether by settlement, judgment or otherwise. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of THIS LETTER AGREEMENT.

Very truly yours,

Signature of Securityholder

Annex II-3